Exhibit 10.1

NON-EXCLUSIVE CONSULTING AGREEMENT

NON-EXCLUSIVE CONSULTING AGREEMENT (this “Agreement”), dated as of October 15, 2015 (the “Commencement Date”), by and between, Calmare Therapeutics Incorporated, a Delaware corporation (referred to herein, collectively with its affiliates and subsidiaries, as “CTI”), having its principal place of business at 1375 Kings Highway East, Suite 400, Fairfield, CT 06824, and VADM Robert T. Conway, Jr., U.S. Navy, (Ret), the Consultant as so described in Appendix 1 hereto (the “Consultant”).

WITNESSETH

WHEREAS, CTI is engaged in the business of selling, distributing and licensing pain management equipment, and is located in Fairfield, Connecticut;

WHEREAS, Consultant has skills, contacts, in-roads and experience from his career in dealing with the U.S. Department of Defense, Military, and similar organizations that are synergistic with CTI’s business, and is willing to help further CTI’s business for certain compensation;

WHEREAS, Consultant is an independent contractor and a related-party member of CTI’s Board of Directors for the purpose of carrying out the aforementioned tasks; and

WHEREAS, CTI and Consultant are desirous of entering into this annual consulting agreement, commencing monthly, in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1.            Integration. The terms and conditions set forth in the preamble and recitals above are hereby fully integrated into and made a part of this Agreement.

2.            Role of Consultant. CTI acknowledges and agrees that Consultant, acting primarily as a consultant on a non-exclusive basis, shall have no authority to enter into any binding commitments or negotiations in connection with any contract on CTI’s behalf without approval and written authorization by CTI.

Notwithstanding the foregoing, Consultant shall have the right to:

a.	introduce CTI or any of its representatives to any and all:

i.

persons, companies, organizations, et al., that can help further Calmare Pain Mitigation Therapy (“Calmare PMT”) and/or CTI; provided, however, that after such introduction, Consultant shall have no continuing obligation in the negotiations or relationship between CTI and such parties.

ii.	potential sales prospects, Government-related or otherwise.

b.	advise CTI Management or any of its representatives with respect to those skills, talents and situation Consultant is suited to be a value-add to the situation or potential transaction; provided, however, that after such introduction, Consultant shall have no continuing obligation in the negotiations or relationship between CTI and such parties.

3.            Independent Contractor. In all matters relating to this Agreement, Consultant shall be acting as an independent contractor. Neither the Consultant nor employees or subcontractors of the Consultant, if any, are employees of CTI under the meaning or application of any U.S. Federal or State Unemployment or Insurance Laws, Old Age Benefit Laws, Social Security Laws, any Workmen's Compensation, or Industrial Laws and/or otherwise. Consultant agrees to assume all liabilities or obligations imposed by any one or more of such laws with respect to employees or subcontractors of Consultant, if any, in the performance of this Agreement. Moreover, Consultant shall not have any authority to assume or create any obligation, expressed or implied, on behalf of CTI, and Consultant shall have no authority to represent CTI as agent, employee or in any other capacity than as hereinbefore set forth. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement. And in the event that Consultant is provided a CTI business card, Consultant may only use the card in carrying out his or her obligations hereunder.

4.	Consideration. CTI agrees to compensate Consultant as follows:

a.	Retainer Fee. There shall be a monthly retainer fee (the “Retainer”) of $7,500.00 per month paid in cash, payable on the 15th of each month.

b.	Equity. In addition to the retainer fee, Consultant shall be issued five year warrants to purchase 167,000 shares of common stock of the Corporation, immediately issued and vested, at a strike price of $.60 per share.

c.	Expenses. All expenses shall be paid on the 15th or 30th of each month, Pari-passu with CTI’s payroll cycle. All expenses that exceed $1000.00, require prior approval.

5.            General. This Agreement shall: (i) contain the entire understanding of the parties with respect to its subject matter, and no modification, amendment or waiver of any provision hereof shall be valid unless in writing, signed by each of the parties hereto; (ii) be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of such State; and (iii) be signed in counterparts, any one of which will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

a.	Delivery. All delivery of an executed counterpart of a signature page of this Agreement by telephone facsimile transmission will be effective as delivery of a manually executed counterpart of this Agreement.

b.	Headings. The paragraph headings contained herein are for convenience only and shall not affect the construction of this Agreement.

6.             Term of the Agreement. This Agreement shall become effective as of the Commencement Date and shall continue for one (1) calendar year, or until CTI and/or Consultant delivers notice of termination to the other party, as so delineated herein (See Section 7, “Termination” below).

7.	Termination. This Agreement may be terminated as follows:

a.	If by CTI:

i.	Breach or default of any obligation of Consultant and including but not limited to “Confidentiality” of this Agreement, and any other material obligation in this Agreement

ii.	Any breach or default that is not cured within seven (7) days of written notice from the Company.

b.	If by Consultant:

i.	Breach or default of any material obligation of Company, which breach or default is not cured within fifteen (15) days of written notice from Consultant.

8.            Confidentiality. During the term of this Agreement, and thereafter for a period of two (2) years, Consultant shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. “Confidential Information” for the purposes of this Agreement shall include Company’s proprietary and confidential information such as, but not limited to, customer lists, business plans, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. Confidential Information shall not include any information that:

a.	is disclosed by Company without restriction

b.	becomes publicly available through no act of Consultant

c.	is rightfully received by Consultant from a third party

9.            Entire Contract. This Agreement contains all the terms and conditions agreed upon by the Parties and constitutes the only agreement in force and effect between the Parties relating to the subject matter herein.

10.          Titles. The titles, if any, used to introduce the Articles of this Agreement are provided for convenience purposes only and shall not be interpreted to alter the meaning of any Article.

11.           Notice. Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested or sent by recognized overnight courier service as follows:

If to CONSULTANT:

VADM Robert T. Conway, Jr., U.S. Navy, (Ret)

1910 So Ocean Blvd Apt 218

Delray Beach, FL 33483

Telephone: (202) 256-5540

Facsimile: ( )

Attn: VADM Robert T. Conway, Jr. U.S. Navy, (Ret)

If to CTI:

Calmare Therapeutics Incorporated

1375 Kings Highway East

Fairfield, CT 06824

Telephone: (203) 386-6400

Facsimile: (203) 386-5399

Attn: Conrad Mir, President & CEO

With copies to:

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Second Floor

Lawrenceville, New Jersey 08648

Telephone: (609) 275-0400

Facsimile: (609) 275-4511

Attn: Gregg E. Jaclin, Esq.

12.           Severability. If any provisions of this Agreement shall be invalid, illegal or unenforceable for any reason, the remaining terms and provisions shall be unaffected thereby and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CALMARE THERAPEUTICS INCORPORATED

By:	/s/ Conrad Mir
Conrad Mir
President & CEO

CONSULTANT

By:	/s/ Robert T. Conway, Jr.
VADM Robert T. Conway, Jr., U.S. Navy, (Ret)

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